Exhibit (10.1)

ALLIANT ENERGY CORPORATION

PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT

        THIS PERFORMANCE CONTINGENT RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of the _____ day of ____________, 2005 (the “Grant Date”), by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [Name of Employee], a key employee of the Company (“Employee”).

R E C I T A L S

        WHEREAS, the Company has in effect the Alliant Energy Corporation 2002 Equity Incentive Plan (the “Plan”), which provides for, among other things, the issuance of shares of common stock, par value $0.01 per share (“Stock”), of the Company to a Key Employee (as defined in the Plan), at the discretion of the Compensation and Personnel Committee of the Board of Directors of the Company (the “Committee”); and

        WHEREAS, the Committee has authorized the grant of shares of Stock to the Employee, subject to the restrictions provided herein; and

        WHEREAS, the Company and the Employee desire to memorialize this grant of Stock made to the Employee under the Plan.

A G R E E M E N T

        NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereto mutually covenant and agree as follows:

1.	Award of Restricted Stock. Subject to the terms and conditions of this Agreement, the Employee is granted [number of shares] shares of Stock (the “Restricted Shares”), subject to adjustment in accordance with the terms of the Plan.

2.	Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)	Performance Period. The “Performance Period” is the period beginning on January 1, 2005 and ending on December 31, 2006, December 31, 2007, or December 31, 2008, as applicable to satisfy the Performance Contingency.

(b)	Performance Contingency. The “Performance Contingency” is satisfied if for the second year, for the third year or for the fourth year of the Performance Period the dollar amount of the Company’s annual earnings per share (“EPS”) is at least 116% of the EPS for the year ending immediately prior to the beginning of the Performance Period.

(c)	Forfeiture Restrictions. Except as otherwise provided herein, the Employee may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of the Restricted Shares other than by transferring them to the Company or by will or by the laws of descent and distribution; provided, however, that the Employee may designate a beneficiary or beneficiaries to exercise the Employee’s rights and to receive the Restricted Shares upon the Employee’s death. If the Performance Contingency is not satisfied by the end of the fourth year of the Performance Period, then the Employee shall forfeit and surrender the Restricted Shares for no consideration. The foregoing prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares if the Performance Contingency is not satisfied are herein referred to as the “Forfeiture Restrictions.”

(d)	Acceleration of Forfeiture Restrictions—Certain Terminations of Employment During Performance Period. If the Participant’s employment with the Company terminates during the Performance Period for any reason other than the Participant’s Retirement, Disability, involuntary termination without Cause, or death, the Restricted Shares granted under this Agreement will be forfeited on the date of such termination of employment; provided, however, that in such circumstances, the Committee, in its discretion, may waive such automatic forfeiture and determine that the Participant will be entitled to receive a pro rata or other portion of the Restricted Shares if the Performance Contingency is satisfied.

(e)	Lapse of Forfeiture Restrictions—Certain Special Events During Performance Period. If the Performance Contingency is satisfied and if the Participant’s employment with the Company terminates during the Performance Period because of the Participant’s Retirement, Disability, involuntary termination without Cause, or death, the Participant shall be entitled to a prorated number of the Restricted Shares based on the ratio of the number of months the Participant was employed during the Performance Period to the total number of months in the Performance Period. The remaining Restricted Shares shall be forfeited.

(f)	Lapse of Forfeiture Restrictions—Change in Control. If a Change in Control occurs during the Performance Period and at least 180 days after the date the Restricted Shares were granted, and the Participant’s termination does not occur before the Change in Control date, the Participant shall be entitled to a prorated number of the Restricted Shares based on the ratio of the number of months the Participant was employed during the Performance Period up to the Change in Control to 36 (unless the Performance Period was already into its fourth year, in which case the denominator would be 48). For the Participants entitled to prorata vesting, the remaining Restricted Shares shall be forfeited.

(g)	Lapse of Forfeiture Restrictions—End of Performance Period. Subject to paragraphs (d), (e) and (f) of this Section 2, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares as of the end of the Performance Period if the Performance Contingency has been satisfied.

(h)	Definitions. The following sets forth definitions of certain terms used in this Agreement:

(i) Cause. The term “Cause” means the admission by or the conviction of the Participant of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. laws involving moral turpitude. The Board of Directors of the Company (the “Board”), by a majority vote, shall make the determination of whether Cause exists.

(ii) Change in Control. The term “Change in Control” means the occurrence of any one of the events set forth in the following paragraphs:

(1) any Person (other than (A) the Company or any subsidiary of the Company (each a “Subsidiary”), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after [grant date], pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on [grant date], constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on [grant date], or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any Subsidiary) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareowners of the Company at a meeting of shareowners held following consummation of such merger, consolidation or share exchange; and, providedfurther, that in the event the failure of any such Persons appointed to the Board to be Continuing Directors results in a Change in Control, the subsequent qualification of such Persons as Continuing Directors shall not alter the fact that a Change in Control occurred; or

(3) the Company after [grant date], consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after [grant date], pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or

(4) the shareowners of the Company approve a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the shares of Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(iii)Disability. “Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan.

(iv)Retirement. “Retirement” of the Participant shall mean the Participant’s employment terminates (with the consent of the Company) after he or she has reached age 55 with 10 years of service.

3.	Certificate. A certificate evidencing the Restricted Shares shall be issued by the Company in the Employee’s name upon acceptance hereof by the parties and upon satisfaction of the conditions of this Agreement. In addition to any other legends placed on certificates for shares of Stock as determined by the Company, the certificate for the Restricted Shares shall bear the legend set forth below.

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions as set forth in a Performance Contingent Restricted Stock Agreement, dated as of ____________, 200_, by and between Alliant Energy Corporation and the registered owner hereof. A copy of such Agreement may be obtained from the Corporate Secretary of Alliant Energy Corporation.

With respect to any Restricted Shares as to which the Forfeiture Restrictions have lapsed, the Employee shall be entitled to have issued to him or her a new certificate for such shares, without the foregoing legend.

4.	Transfer After Lapse of Restrictions. To the extent the Forfeiture Restrictions have lapsed,the Restricted Shares shall thereafter be freely transferable by the Employee, provided that the Employee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws. The Employee agrees that the certificates representing any of the shares of Stock acquired pursuant to the terms and conditions of this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

5.	Voting Rights, Dividends and Other Distributions. Following the issuance of the Restricted Shares under Section 3 and while the Restricted Shares are subject to the Forfeiture Restrictions of Section 2:

(a)	The Employee shall be entitled to exercise full voting rights with respect to such Restricted Shares.

(b)	The Employee shall be entitled to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities) paid or made with respect to the Restricted Shares, provided, however, that any such dividends or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Restricted Shares. All dividends or distributions credited to the Employee shall be paid to the Employee within forty-five (45) days following the full vesting of the Restricted Shares with respect to which such dividends or distributions were made.

Notwithstanding the foregoing, no dividends or distributions shall be payable to the Employee with respect to, and the Employee shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

6.	Beneficiary Designation. The Employee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation that the Committee receives shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such beneficiary designation is in effect at the time of the Employee’s death, or if no designated beneficiary survives the Employee or if such designation conflicts with law, then the Employee’s estate shall be entitled to receive the Restricted Shares following the death of the Employee. If the Committee is in doubt as to the right of any person to receive the Restricted Shares, then the Company may retain the Restricted Shares, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver the Restricted Shares to any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.

7.	Adjustments. The Committee may adjust the number of shares subject to this Agreement in accordance with and pursuant to Section 4(b) of the Plan.

8.	Withholding of Tax. To the extent that the receipt of the Restricted Shares or dividends or the lapse of any Forfeiture Restrictions results in income to the Employee for any federal or state income tax purposes, no later than the date as of which such tax withholding is first required, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal or state income tax required to be withheld with respect to such amount. If the Employee fails to do so, then the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income. If the Employee does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares, then the Employee shall be allowed to satisfy the tax withholding obligations arising with respect to the Restricted Shares with shares of Stock (including Restricted Shares upon which the restrictions have lapsed but excluding Restricted Securities (as defined in the Plan)) having a fair market value equal to the minimum statutory total tax required to be withheld.

9.	Powers of Company Not Affected. The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Employment. The granting of Restricted Shares under this Agreement shall not be construed as granting to the Employee any right with respect to continued employment by the Company. Any question as to whether and when there has been a termination of the Employee’s employment with the Company shall be determined by the Committee in its sole discretion.

11.	Interpretation. As a condition of the granting of the Restricted Shares, the Employee agrees for himself or herself and his or her legal heirs, legatees or representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding and conclusive.

12.	Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, his or her legal heirs, legatees and representatives. Except for the designation of a beneficiary as provided herein, this Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.

13.	Amendment or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the parties.

14.	Governing Law. The validity, construction, and effect of the this Agreement shall be determined in accordance with the internal laws of the State of Wisconsin, without reference to conflict of law principles thereof, and applicable federal law.

15.	Headings. Headings are used in this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement.

16.	No Fractional Shares. No fractional shares of Stock or other securities shall be issued or delivered pursuant to this Agreement, and the Committee in its sole discretion shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or other securities, or whether such fractional shares of Stock or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

17.	Subject to Plan. This Agreement is subject in all respects to the terms and conditions of the Plan.

* * *

[The signatures to this Agreement are on the next page.]

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION
(the "Company")
By: __________________________________
Its: __________________________________
EMPLOYEE:
_______________________________________ [Name of Employee]

        I understand that I have the right to name one or more primary beneficiaries and one or more contingent beneficiaries to receive benefits in the event that my primary beneficiaries die.

        I hereby make the following beneficiary designations:

Primary Beneficiary:		Contingent Beneficiary:
Name:	__________________________________	__________________________________
Address:	__________________________________	__________________________________
Relationship:	__________________________________	__________________________________

(attach a piece of paper with the appropriate information for any multiple beneficiaries, including the manner of splitting the benefit between beneficiaries of the same class; if not provided otherwise, all sums payable to more than one beneficiary of the same class shall be paid equally to those beneficiaries living at the time of your death)

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